Exhibit 10.3

GoAmerica, Inc.
433 Hackensack Avenue, 3rd Floor
Hackensack, NJ 07601

December 31, 2007

Mr. Edmond Routhier
President
Hands On Video Relay Services, Inc.
590 Menlo Drive
Rocklin, CA 95765-3708

Re:	Agreement and Plan of Merger dated September 12, 2007, as amended by the side letters dated September 17, 2007, October 8, 2007, October 11, 2007 and November 6, 2007 (the “Merger Agreement”), by and among GoAmerica, Inc., a Delaware corporation (“GoAmerica”), HOVRS Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of GoAmerica, Hands On Video Relay Services, Inc., a Delaware corporation (“Hands On”), and Bill M. McDonagh as stockholders’ agent

Dear Ed and Bill:

        Section 8.1(b) of the Merger Agreement shall be deleted in its entirety and replaced with the following:

        “(b) by Acquirer or HOVRS, if the Merger shall not have been consummated by January 10th, 2008 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;”

        Except as expressly set forth in the preceding sentence, the Merger Agreement shall remain unmodified and in full force and effect.

Very truly yours,

GOAMERICA, INC.

By:	/s/ Daniel R. Luis
Daniel R. Luis, President

ACKNOWLEDGED AND AGREED TO THIS 31st DAY OF DECEMBER, 2007:

HANDS ON VIDEO RELAY SERVICES, INC.

By:	/s/ Edmond Routhier
Edmond Routhier, President

BILL M. McDONAGH, as Stockholders’ Agent

/s/ Bill M. McDonagh
Bill M. McDonagh